Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

REMEMBRANCE GROUP, INC.

Naples, Florida

We consent to the use in this Offering Statement on Form 1-A of our report dated May 15, 2020 relating to the consolidated financial statements of PF Management Services, LLC appearing in the Offering Circular, which is part of this Offering Statement. We also consent to the reference to us under the caption “Experts” in the Offering Circular.

/s/ Somerset CPA’s, P.C.

Indianapolis, Indiana

May 15, 2020